DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 8708

Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	KAT Racing

2.	Resident Agent	Julie Sandefur
	Name and Street	Name
	Address:	11075 Caramel Crest Court	Las Vegas	Nevada	89135
	(must be a Nevada address	Street Address	City	State	Zip Code
where process may be
	served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	100,000,000	$0.001	0
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	Julie Sandefur
	& Addresses,	Name
	of Board of	11075 Caramel Crest Court	Las Vegas	Nevada	89135
	Directors/Trustees:	Street Address	City	State	Zip Code
	(attached additional page	Kenny Thatcher
	there is more than 3	Name
	directors/trustees)	6885 Speedway Blvd, STE Y116	Las Vegas	Nevada	89115
		Street Address	City	State	Zip Code

Name

		Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	Julie Sandefur	/s/ Julie Sandefur
	and Signature of	Name	Signature
	Incorporator:	11075 Caramel Crest Court	Las Vegas	Nevada	89135
	(attached additional page	Street Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/s/ Julie Sandefur		11/04/2005
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.